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                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 NS GROUP, INC.

                  ORIGINALLY AUTHORIZED ON AUGUST 24, 1989 AND
         INCORPORATING ARTICLES OF AMENDMENT ADOPTED ON NOVEMBER 5, 1998

                                    ARTICLE I

         The name of the Corporation is NS Group, Inc.

                                   ARTICLE II

         The period of duration is perpetual.

                                   ARTICLE III

         The purposes for which the Corporation is organized are to transact any or all lawful business for which Corporations may be incorporated under the Kentucky Business Corporation Act and to exercise any and all powers that Corporations may now or hereafter exercise under the Kentucky Business Corporation Act.

                                   ARTICLE IV

                  (a) The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is 40,000,000. Each share shall be valued without par value. All shares of Common Stock shall be voting stock, and the holders thereof shall be entitled to one vote for each share of stock standing in their names.

                  (b) The aggregate number of shares of Class A Preferred Stock which the Corporation shall have the authority to issue is 2,000,000. The par value of each share shall be $10.00.

         Subject to the limitations hereinafter contained and to the requirements of the laws of the State of Kentucky, authority is hereby vested in the Board of Directors of the Corporation to issue said 2,000,000 shares of the Class A Preferred Stock in one or more series and by resolution or resolutions (any such resolution being hereinafter called the "authorizing resolution"):

                           (i)      to fix the distinctive serial designation of
the shares of any such series,

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                           (ii)     to fix the rate or amount per annum at which
the holders of the shares of any series shall be entitled to receive dividends and the dates on which such dividends shall be payable,

                           (iii)    to determine whether the dividends payable
to the holders of shares of any series shall be cumulative, and, if so, to fix the date or dates from which such dividends shall be cumulative,

                           (iv)     to determine whether the shares of any such
series may be redeemed, and to fix the price or prices at which the times during which, and other terms upon which the shares of any such series may be redeemed,

                           (v)      to fix the amounts payable on the shares of
any series in the event of dissolution or liquidation of the corporation,

                           (vi)     from time to time to include additional
shares of Class A Preferred stock which the Corporation is authorized to issue in any such series,

                           (vii)    to determine whether the shares of any such
series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock of the Corporation or shares of any other series of the Class A Preferred Stock of the Corporation, now or hereafter authorized, or any new class of preferred stock of the Corporation hereafter authorized, the conversion price or prices or the rate or rates of exchange at which such conversion or exchange may be made, and the terms and conditions upon which any such conversion right or exchange right shall be exercised,

                           (viii)   to determine whether a sinking fund shall be
provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund,

                           (ix)     to determine whether the shares of any such
series shall have voting rights, and, if so, to fix the voting rights of the shares of such series, and

                           (x)      to fix such other preferences and rights
privileges and restrictions applicable to any such series as may be permitted by law.

         So long as any of the Class A Preferred Stock is outstanding, no dividend shall be declared or paid and no distribution shall be made on the Common Stock of the Corporation until the full cumulative dividends on all series of Class A Preferred Stock up to the end of the then quarterly dividend period shall have been declared and paid or shall have been declared and a sum sufficient for the payment thereof appropriated and set aside for the payment thereof by the Board of Directors. Accumulations of dividends on the Class A Preferred Stock shall not bear interest.

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         The Class A Preferred Stock shall be preferred as to both earnings and assets, and in the event of any liquidation, dissolution or winding up of the Corporation, the holders of each series of Class A Preferred Stock shall be entitled to receive, before any distribution shall be made on the Common Stock of the Corporation, the amount or amounts which shall be fixed by this Article IV or in the authorizing resolution establishing such series, plus in every such case, the holders of each series of Class A Preferred Stock shall be entitled to receive a sum equal to all accumulated and unpaid dividends which shall have accrued on the Class A Preferred Stock up to the date of payment of the final amount due thereon. Such amounts shall be payable out of the capital and surplus of the Corporation. The rights of any series of Class A Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation as provided for in this Article IV or in the authorizing resolution for any such series shall not at any time prior to the occurrence or authorization of any of said events, restrict or prevent the Corporation from paying, from retained earnings or other funds legally available therefor, dividends on its Common Stock or any other class of its capital stock in such amounts as the Board of Directors may from time to time, determine, if the payment of such dividends at the time of payment thereof is not restricted by any other terms or provisions of any series of the Class A Preferred Stock.

         Except as may be otherwise specified by the Board of Directors, each share of Class A Preferred Stock shall be identical with each other share of said stock. If the amount determined by the Board of Directors to be declared and paid as dividends on each series of the Class A Preferred Stock shall be insufficient to pay the full dividend, including accumulations on any series of the Class A Preferred Stock, on all outstanding shares of each class, all dividend payments made upon all shares of Class A Preferred Stock shall be made ratably upon all such outstanding shares in proportion to the respective amounts of the dividends accrued thereon to the respective dates of such dividend payments. If the amount available for payment to the holders of each series of Class A Preferred Stock upon liquidation or upon any of the other events specified herein shall be insufficient to pay the full preferential amounts to which such holders are respectively entitled as provided herein, the entire net distributable assets of the Corporation shall be distributed ratably to all outstanding shares of Class A Preferred Stock in proportion to the full preferential amounts to which such shares are respectively entitled.

         Subject to the terms of the authorizing resolution establishing each series of the Class A Preferred Stock, the whole or any part of any series of redeemable Class A Preferred Stock may, at the option of the Board of Directors, be redeemed at any time or from time to time, at the redemption price or prices fixed by the authorizing resolution establishing such series, which in every such case shall include an amount equal to all accumulated and unpaid dividends which shall have accrued on the shares to be redeemed up to the redemption date. No shares of the Class A Preferred Stock shall be redeemed unless at or prior to the date fixed for the redemption thereof all declared dividends and all cumulative dividends on all other outstanding shares of Class A Preferred Stock up to the quarterly dividend date next preceding the date fixed for redemption shall have been paid or a sum sufficient for the payment thereof appropriated and set apart for such payment. If less than the whole of any series of the Class A Preferred Stock shall be redeemed at any time, the stock so to be redeemed shall be selected by

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the Board of Directors by lot in such manner as it may determine; provided, however, that the Board of Directors may select which series may be redeemed in whole or in part.

                  (c) Series B Junior Participating Preferred Stock. Of the 2,000,000 shares of Class A Preferred Stock authorized by Article IV, paragraph
(b), 1,000,000 shares shall be designated Series B Junior Participating Preferred Stock (the "Series B Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon the exercise of outstanding rights, options, or warrants or upon the conversion of outstanding securities issued by the Corporation.

                  Section 1.        Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock, no par per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in-cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after November 17, 1998 (the "Rights Declaration Date's declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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                  (B)      The Corporation shall declare a dividend or
         distribution on the Series B Preferred Stock as provided in paragraph
         (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

                  Section 2. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                  (A) Each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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                  (B)      Except as otherwise provided herein or by law, the
holders of shares of Series B Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C) Except as otherwise set forth herein, and except as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 3.        Certain Restrictions.

                  (A) Whenever dividends or distributions payable on the Series B Preferred Stock as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                           (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) except as permitted in Section 3(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; and

                           (iv)     purchase or otherwise acquire for
         consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

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                  (B)      The Corporation shall not permit any subsidiary of
the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 4.        Reacquired Shares.

                  Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their cancellation to be authorized but unissued shares of Class A Preferred Stock that may be reissued as part of a new series of Class A Preferred Stock, subject to the conditions and restrictions on issuance set forth herein or in any other Articles of Amendment creating a series of Class A Preferred Stock or as otherwise required by law.

                  Section 5.        Liquidation, Dissolution or Winding Up.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the Series B Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock, respectively, holders of Series B Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series B Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to

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their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 6.        Consolidation, Merger, etc.

                  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  Section 7.        Redemption.

                  The shares of Series B Preferred Stock shall not be redeemable.

                  Section 8.        Ranking.

                  The Series B Preferred Stock shall rank junior to all other series of the Corporation's Class A Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

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                  Section 9.        Fractional Shares.

                  Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

                                    ARTICLE V

         The holders of the shares of Common Stock or of any series of the Class A Preferred Stock of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares; and any and all such preemptive rights are hereby expressly denied to the Common Stock and to each series of the Class A Preferred Stock.

                                   ARTICLE VI

         The affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors to be elected at the 1989 Annual Meeting shall be seven (7). Thereafter the number of Directors may be fixed or changed by resolution of the Board of Directors in accordance with the Kentucky Business Corporation Act. The name and address of the person who was the initial director is Clifford R. Borland, 805 Rosewood Drive, Crescent Springs, Kentucky 41017. The vote of the holders of not less than seventy-five percent (75%) of all the outstanding shares of the Corporation entitled to vote shall be required to amend this Article VI.

                                   ARTICLE VII

         At such time as the number of directors fixed pursuant to Article VI hereof shall be nine (9) or more directors, the Board of Directors, by resolution, may divide the Board of Directors into three classes, as nearly equal in number as possible. In the event of any increase in the number of directors, the additional director(s) shall be added to such class(es) as may be necessary so that all classes shall be as nearly equal in number as possible. In the event of any decrease in the number of directors, all classes of directors shall be decreased as nearly equally as may be possible, but in no event shall the Board of Directors continue to be divided into classes if the number of directors is decreased below nine (9). Subject to the foregoing, the Board of Directors shall determine the class(es) to which any additional director(s) shall be added and the class(es) which shall be decreased in the event of any decrease in the number of directors. At each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected for a term expiring at the third succeeding annual meeting after such election. The vote of the holders of not less than seventy-five percent (75%) of all the outstanding shares of the Corporation entitled to vote shall be required to amend this Article VII.

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                                  ARTICLE VIII

         The address of the registered office of the Corporation is Suite 200, 629 Madison Avenue, Covington, Kentucky 41011. The name and address of the registered agent is Bernie Beck, Suite 200, 629 Madison Avenue, Covington, Kentucky 41011.

                                   ARTICLE IX

         The name and address of the incorporator is Clifford R. Borland, 805 Rosewood Drive, Crescent Springs, Kentucky 41017.

                                    ARTICLE X

         A majority of all the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or by these Articles. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                                   ARTICLE XI

         Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifty percent of all the votes entitled to be cast on any issue proposed to be considered at that proposed special meeting.

                                   ARTICLE XII

         Any vacancy occurring in the Board of Directors and newly created Directorships may be filled only by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and each person so elected shall serve for a term of office continuing only until the next election of Directors by the shareholders.

                                  ARTICLE XIII

         A Director may be removed only for cause. The vote of the holders of not less than seventy-five percent (75%) of all the outstanding shares of the Corporation entitled to vote shall be required to remove a Director. A Director shall be removed by the shareholders only at a meeting called for the purpose of removing him, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the Director.

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                                   ARTICLE XIV

         The vote of the holders of a majority of all the outstanding shares of the Corporation entitled to vote shall be required to approve the amendment of one or more of these Articles, except as otherwise required by law or where a greater majority is required by these Articles or by the Board of Directors pursuant to its authority under the Kentucky Business Corporation Act, and except such amendments as may be made by the Board of Directors without shareholder approval under the Kentucky Business Corporation Act.

                                   ARTICLE XV

         The vote of the holders of a majority of all the outstanding shares of the Corporation entitled to vote shall be required to approve the amendment of one or more of these Articles, except as otherwise required by law or where a greater majority is required by these Articles or by the Board of Directors pursuant to its authority under the Kentucky Business Corporation Act, and except such amendments as may be made by the Board of Directors without shareholder approval under the Kentucky Business Corporation Act.

                                   ARTICLE XVI

         No Director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duties as a Director; provided, however, that this Article XVI shall not eliminate or limit the liability of a Director for (i) any transaction in which the Director's personal financial interest is in conflict with the financial interest of the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the Director to be a violation of law; (iii) for acts which violate Section 271B.8-330 of the Kentucky Business Corporation Act; or (iv) for any transaction from which the Director derived an improper personal benefit.

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